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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-45601) of Premier Bancshares, Inc. and in the related Prospectus and in the Registration Statement (Form S-8 No. 333-29941) pertaining to the Premier Bancshares, Inc. Directors' Stock Option Plan and the Premier Bancshares, Inc. 1997 Stock Option Plan of our report dated February 5, 1998, with respect to the consolidated financial statements of Premier Bancshares, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.



                                       /s/ Ernst & Young LLP

March 12, 1998
Atlanta, Georgia